Exhibit 10.42

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, ALL AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO MAKER.

SECURED CONVERTIBLE PROMISSORY NOTE

$[●]	Date: October 11, 2018

For Value Received, Ourgame International Holdings Limited, a Cayman Islands corporation, with its primary offices located at Tower B Fairmont, No. 1 Building, 17th Floor, 33# Community, Guangshun North Street, Chaoyang District, Beijing, 100102, China (the “Maker”), promises to pay to the order of [●] or his, her or its assigns (“Holder”), upon the terms set forth below, the principal sum of $[●] plus interest thereon. This Note is one of a series of Notes sold in connection with a Convertible Note Purchase Agreement entered into by the Maker, Holder, and other purchasers of Notes, dated as of October 11, 2018 (the “Note Purchase Agreement”).

1.       Payment Terms. The purchase of this Note shall be payable in two (2) separate payments. The first payment of $[one-half of principal] (the “First Payment”) is due and payable on the date hereof. The second payment of $[one-half of principal] (the “Second Payment”) is due and payable on or before November 1, 2018 (the “Second Payment Date”). If the Second Payment is not received by the Second Payment Date, Holder will have a remedy period until December 1, 2018 (the “Final Payment Date”) to make such Second Payment. If Holder has not made the Second Payment on or before the Final Payment Date, the principal amount of this Note will be adjusted, with no further action or consent needed from the Holder or the Maker, to reflect the amount of the First Payment. Notwithstanding anything to the contrary contained herein, Holder may, in its sole discretion, elect to pay the entire principal amount (i.e., the First Payment and the Second Payment combined) on the date hereof.

2.       Interest. Interest on the principal amount of this Note shall accrue from the date hereof until payment in full at an annual rate equal to 12% (the “Interest Rate”). Upon an Event of Default (as defined in Section 5(a) hereof), the interest rate shall increase to an annual rate of 15% (the “Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year, based on the actual number of days elapsed. Notwithstanding the foregoing, if Holder does not make the Second Payment by the Final Payment Date, then the Interest Rate will automatically adjust, with no further action or consent needed from the Holder or the Maker, to 6%, which rate will apply retroactively back to the date of this Note. No payments of interest shall be due until the first to occur of (i) the Maturity Date (as defined in Section 3 below), or (ii) on or immediately prior to the closing date (the “Financing Closing Date”) of the SPAC Transaction (as defined in Section 4(a) below). Interest will be payable only in cash or cash equivalents. Notwithstanding the foregoing, no interest shall be payable to Holder if Holder elects to convert this Note pursuant to Section 4(a).

3.       Maturity Date. Maker shall have the right to prepay this Note in full at any time prior to the one-year anniversary of the date hereof without the imposition of any prepayment fee or penalty by providing advance written notice of such intent to prepay at least 20 days in advance of the date of such prepayment. Prior to the date of such prepayment, Holder may convert this Note pursuant to Section 4(a). If Maker prepays this Note (including any accrued interest) in full, the "Maturity Date" will be the date of such prepayment; otherwise, the "Maturity Date" will be the one-year anniversary of the date hereof. Unless converted by Holder pursuant to the terms of Section 4, the principal amount of this Note, together with interest thereon for the full one year (notwithstanding that this Note may have been outstanding for less than one year), shall be due and payable in full on the first to occur of the Maturity Date or the Financing Closing Date.

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4.       Conversion.

(a)     Conversion to Black Ridge Common Stock. Immediately before the parties consummate the transactions (the “SPAC Transaction”) contemplated by the Term Sheet dated September 25, 2018 (as amended or supplemented from time to time, the “Term Sheet”) among Maker, Maker’s indirect subsidiary, Allied Esports International Holdings Limited, an Ireland private limited company (“Allied Esports”), and Black Ridge Acquisition Corp. (“Black Ridge”), Holder shall have a one-time option to convert or exchange (as the case may be), the entire unpaid principal amount of this Note, into shares of capital stock of the Maker and/or all of the entities that are Affiliates (as defined below) of the Maker that will be acquired (collectively, the “Maker Acquired Entities”) by Black Ridge or by any Affiliates of Black Ridge in the SPAC Transaction (the “Conversion Shares”). The number of Conversion Shares of each of the Maker Acquired Entities to be issued to Holder shall be equal to the product of (i) the principal amount of this Note being converted into Conversion Shares, multiplied by (ii) the aggregate number of shares of outstanding capital stock immediately before the consummation of the SPAC Transaction of each of the Maker Acquired Entities that are being acquired or will be acquired by Black Ridge in connection with the SPAC Transaction after giving effect to the conversion and the issuance of the Conversion Shares set forth in this Section 4, divided by (iii) $100,000,000. For example, if Allied Esports and Noble Link Global Limited, a British Virgin Islands entity (“Noble Link”), are each being acquired by Black Ridge in the SPAC Transaction, and the principal amount of this note is $5,000,000, then Holder shall be entitled to acquire Conversion Shares in each of Allied Esports and Noble Link equal to five percent (5%) of the issued and outstanding shares of each of Allied Esports and Noble Link, after giving effect to the conversion rights under this Section 4. The parties shall cooperate in good faith to effect the conversion rights set forth in this Section 4 (which may require alternative structures) and shall execute any documents reasonably requested to effect the conversion rights in a manner that minimizes any taxes payable by Holder in connection with such conversion rights while maintaining the economic rights in connection with such conversion rights. As used herein, an “Affiliate” of an entity is any other entity that directly, or indirectly through on or more intermediaries, controls, or is controlled by, or is under common control with such entity.

(b)     Conversion Procedure. To convert this Note into Conversion Shares pursuant to Section 4(a), Holder shall surrender this Note (or an affidavit of lost instrument pursuant to Section 10 below) to Maker accompanied by an executed conversion notice, the form of which is attached hereto as Exhibit A (the “Conversion Notice”). The Conversion Notice shall state the Conversion Shares into which the Note shall be converted, and the name or names (with address(es)) in which the certificate or certificates of the Conversion Shares shall be issued, if the Conversion Shares are to be certificated. As soon as practicable after the receipt of such Conversion Notice and the surrender of this Note, Maker shall (1) issue and deliver to the Holder one or more certificates for the Conversion Shares, if the Conversion Shares are certificated, and (2) provide for any fractional shares as provided in Section 4(c). Such conversion shall be deemed to have been effected immediately prior to the consummation of the SPAC Transaction (the “Conversion Date”). Upon the Conversion Date, the Holder’s rights under this Note shall cease and the person or persons in whose name or names the Conversion Shares shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of such Conversion Shares. In the event after this Note is duly converted, the SPAC Transaction is not consummated by the one-year anniversary of the date hereof or is otherwise terminated or withdrawn, then the Holder’s rights under this Note (including all payments under this Note) shall continue as if such conversion did not take place. The Maker shall provide written notices to Holder upon (i) the execution and delivery of any definitive or long form agreements for the SPAC Transaction, (ii) any amendment of such definitive or long form agreements for the SPAC Transaction, (iii) the date that is at least thirty (30) days in advance of the anticipated consummation of the SPAC Transaction and (iv) the date that is at least five (5) days in advance of the anticipated consummation of the SPAC Transaction.

(c)     Fractional Shares. No fractional Conversion Shares shall be issuable upon conversion of this Note, but a payment in cash or cash equivalents will be made in respect of any fraction of a Conversion Share that would otherwise be issuable upon the conversion of this Note, payable at the same time any interest is paid to Holder as set forth in Section 2 hereof.

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5.       Security Interests. The obligations of the Maker set forth in this Note are secured by that certain Security Agreement, dated as of the date hereof, among Maker, Allied Esports, Allied Esports International, Inc., Holder and the other parties named therein (the “Security Agreement”), and that certain Share Pledge Security Agreement, dated as of the date hereof, among Maker, Holder, and the other parties named therein (the “Pledge Agreement”).

(a)                 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                   any failure by Maker to make any payment of principal or interest due under this Note within five (5) business days after the date on which Maker shall have been provided with notice of such payment failure;

(ii)                 any breach by Maker of any covenant, agreement, representation or warranty contained in this Note, the Note Purchase Agreement, the Security Agreement or the Pledge Agreement that is not cured within 30 days after the date on which Maker shall have been provided with notice of such breach;

(iii)                any failure of Maker or any of its affiliates at any time to perform any of the warranties, covenants or provisions contained or referred to in this Note, the Note Purchase Agreement, the Security Agreement of even date herewith by and among Allied Esports International Holdings Limited, Allied Esports International, Inc., Holder and the other parties named therein or the Share Pledge Security Agreement, of even date herewith, by and among Maker, Holder and the other parties named therein (a “Cross Default”), provided, however, to the extent such Cross Default is capable of being cured, such Cross Default is not cured within 30 days after written notice of such Cross Default is delivered to Maker by Holder. Notwithstanding anything to the contrary contained herein, the remedy upon an uncured Cross Default shall be as set forth in Section 6(b) hereof.

(iv)               any commencement by Maker of a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker; or any commencement against Maker of any bankruptcy, insolvency or other proceeding which remains undismissed for a period of 90 days; or the adjudication of Maker as insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the appointment of any custodian or the like for Maker or any substantial part of its property which continues undischarged or unstayed for a period of 90 days; or any general assignment by Maker for the benefit of its creditors; or any failure to pay or statement in writing by Maker indicating an inability to pay Maker’s debts generally as they become due.

(b)                 If any Event of Default occurs, the full principal amount of this Note, together with interest thereon for one full year (notwithstanding that this Note may have been outstanding for less than one year), shall become immediately due and payable upon written notice of such election by Holder. For so long as such Event of Default is continuing, the interest will accrue at the Default Interest Rate on the combined amount of the outstanding principal plus accrued interest as of the date of such Event of Default. Holder need not provide and the Maker hereby waives any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Holder agrees and acknowledges that upon the occurrence of an Event of Default, it must first use reasonable efforts to exercise all available self-help remedies available under the California UCC against the collateral described in the Security Agreement (and, for clarity, in no event shall the Holder be required to engage in or defend any litigation proceeding in so doing) before exercising its rights and remedies pursuant to the Security Agreement and the Pledge Agreement. Upon the occurrence of an Event of Default, the Maker shall cause the Company and all of the Subsidiaries (as such terms are defined in the Pledge Agreement) to operate their businesses in the ordinary course of business and to manage, protect, preserve and continue the operation of their businesses.

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6.       No Waiver of Holder’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of Holder in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right; and no waiver on the part of Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right.

7.       Debt Covenant; Subordination. Maker agrees that from the date hereof until all obligations of Maker under the Note Purchase Agreement, all Notes, the Security Agreement and the Share Pledge Agreement have been satisfied in full, Maker shall not incur any additional indebtedness, other than trade credit incurred from vendors in the ordinary course of business in accordance with past practices. Any and all existing obligations or indebtedness of Maker to any of its equity holders, officers, directors and other affiliates and any and all obligations of any direct or indirect subsidiary of Maker to Maker or any such subsidiary hereby are, and shall remain, subordinated in all respects to the obligations of Maker to the Holders under the Notes, the Note Purchase Agreement, Security Agreement and Pledge Agreement.

8.       Equal Dignity. All payments of principal and interest hereunder and distribution of any amounts collected under the Security Agreement and/or Pledge Agreement, as well as the issuance of Conversion Shares as set forth in Section 4 (if applicable), shall be made at the same time to each eligible Holder without preference on a pro rata basis based on the outstanding principal and interest owing on the Note issued to such Holder as of the date of such payment or issuance.

9.       Successors and Assigns. This Note shall be binding upon Maker and its permitted successors and shall inure to the benefit of Holder and its successors and assigns. The term “Holder” as used herein, shall also include any endorsee, assignee or other holder of this Note. Maker shall not transfer, assign or delegate its obligations hereunder without the prior written consent of Holder.

10.    Lost or Stolen Note. If this Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to Holder a new promissory note containing the same terms, and in the same form, as this Note. In such event, Maker may require Holder to deliver to Maker an affidavit of lost instrument in respect thereof as a condition to the delivery of any such new promissory note.

11.    Costs and Expenses. Maker will pay upon demand all reasonable costs and expenses of Holder, including reasonable attorneys’ fees, incurred by Holder in enforcing its rights and remedies hereunder. If Holder brings suit (or files any claim in any bankruptcy, reorganization, insolvency or other proceeding) to enforce any of its rights hereunder and shall be entitled to judgment (or other recovery) in such action (or other proceeding), then Holder may recover, in addition to all other amounts payable hereunder, its reasonable expenses in connection therewith, including reasonable attorneys’ fees, and the amount of such expenses shall be included in such judgment (or other form of award). Any costs and expenses owed Holder under this section shall be added to the amount due under this Note, shall be receivable therewith and shall be secured by the lien of, and other security interests created by, this Note, the Note Purchase Agreement, the Security Agreement and the Pledge Agreement.

12.    Amendment and Waiver. This Note may be amended or modified, and any provision hereunder may be waived, only upon the prior written consent of the Maker and Holder. Any amendment that the Maker agrees to with any other holder of a note issued pursuant to the Convertible Note Purchase Agreement of even date herewith (collectively, the “Note Holders”) must be presented and offered to each other Note Holder as soon as is practicable thereafter so that such other Note Holders may elect, in each such Note Holder’s sole discretion, to enter into the same amendment with the Maker.

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13.    Governing Law; Dispute Resolution. This Note, together with the Convertible Note Purchase Agreement, Security Agreement, and Pledge Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof. It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than as set forth herein. This Note shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts-of-law principles thereof. The venue for any action hereunder shall be in the State of California, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of the courts of the State of California, County of Orange, and the federal courts located in the Central District of the State of California. Accordingly, Maker and Holder hereby submit to the process, jurisdiction and venue of any such courts. Maker and Holder each hereby waives, and agrees not to assert, any claim that it is not personally subject to the jurisdiction of the foregoing courts in the State of California or that any action or other proceeding brought in compliance with this Section is brought in an inconvenient forum.

14.    Maximum Interest. Notwithstanding anything to the contrary herein, the total liability for payments in the nature of interest hereunder shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the principal balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and the Maker.

Signature Page follows

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In Witness Whereof, the undersigned has signed this Note on behalf of the “Maker” and not as a surety or guarantor or in any other capacity.

Ourgame International Holdings Limited

By:
Name:
Its:

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EXHIBIT A

OURGAME INTERNATIONAL HOLDINGS LIMITED

SECURED CONVERTIBLE PROMISSORY NOTE

CONVERSION NOTICE

To Whom It May Concern:

Reference is made to that certain Secured Convertible Promissory Note dated ______________________________ (as amended or restated from time to time, and including any replacements thereof, the “Note”) issued by Ourgame International Holdings Limited (the “Maker”) in favor of _____________________________ (including its assigns, “Holder”) in the original principal amount of $______________________. Capitalized terms used in this Notice shall have the respective meanings set forth in the Note.

Holder hereby exercises the option to convert the entire principal amount of the Note into the shares of common stock of the Maker Acquired Entities as identified below (the “Conversion Shares”), in accordance with the terms of the Note, and directs that such Conversion Shares be issued in the name of, and if certificated, delivered, to Holder unless a different name has been indicated below. If this conversion involves fractional Conversion Shares, please issue the related check to the same person entitled to receive the Conversion Shares.

Dated:

Amount of Note to be converted:	$

Conversion Shares to be issued:

If Conversion Shares are to be issued to anyone other than Holder, please provide the Tax Identification Number of the transferee:

______________________________________

Signature of Holder

Name and address of transferee/Holder for future notices:

__________________________

__________________________

__________________________

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